EXHIBIT 99

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 13D

                   Under the Securities Exchange Act of 1934*

                            Callon Petroleum Company
--------------------------------------------------------------------------------
                                (Name of Issuer)

                     Common Stock, par value $.01 per share
--------------------------------------------------------------------------------
                         (Title of Class of Securities)

                                    13123X102
--------------------------------------------------------------------------------
                                 (CUSIP Number)

                                 Barry I. Meade
                              NOCO Management, Ltd.
                              6814 Northampton Way
                              Houston, Texas 77055
                                 (713) 681-4800
--------------------------------------------------------------------------------
            (Name, Address and Telephone Number of Person Authorized
                     to Receive Notices and Communications)

                               SEPTEMBER 16, 1994
--------------------------------------------------------------------------------
             (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [].

Check the following box if a fee is being paid with this statement [X]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of less than five percent of such class. See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page should be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                               Page 1 of 20 Pages

CUSIP No. 13123X102
--------------------------------------------------------------------------------
        (1)    Name of Reporting Person
               S.S. or I.R.S. Identification Nos. of Above Person

               NOCO Enterprises, L.P.
               76-0369653
--------------------------------------------------------------------------------
        (2)    Check the Appropriate Box if a Member of a Group
                                                           (a)     [ ]
                                                           (b)     [x]
--------------------------------------------------------------------------------
        (3)    SEC Use Only
--------------------------------------------------------------------------------
        (4)    Source of Funds

               OO
--------------------------------------------------------------------------------
        (5) Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)
                                                                   [ ]
--------------------------------------------------------------------------------
        (6)    Citizenship or Place of Organization

               Delaware
--------------------------------------------------------------------------------
 Number of     (7)    Sole Voting Power                          -0-
Shares Bene-          ----------------------------------------------------------
  ficially     (8)    Shared Voting Power                        -0-
 Owned by             ----------------------------------------------------------
Each Report-   (9)    Sole Dispositive Power                     -0-
 ing Person           ----------------------------------------------------------
   With        (10)   Shared Dispositive Power                   -0-
--------------------------------------------------------------------------------
        (11)   Aggregate Amount Beneficially Owned by Each Reporting Person

                      -0-
--------------------------------------------------------------------------------
        (12)   Check if the Aggregate Amount in Row (11) Excludes Certain Shares
                                                                  [ ]
--------------------------------------------------------------------------------
        (13)   Percent of Class Represented by Amount in Row (11)
                      -0-
--------------------------------------------------------------------------------
        (14)   Type of Reporting Person            PN

                               Page 2 of 20 Pages

CUSIP No. 13123X102
--------------------------------------------------------------------------------
        (1)    Name of Reporting Person
               S.S. or I.R.S. Identification Nos. of Above Person

               NOCO Properties, Inc.
               76-0369651
--------------------------------------------------------------------------------
        (2)    Check the Appropriate Box if a Member of a Group
                                                        (a)     [ ]
                                                        (b)     [x]
--------------------------------------------------------------------------------
        (3)    SEC Use Only
--------------------------------------------------------------------------------
        (4)    Source of Funds

               OO
--------------------------------------------------------------------------------
        (5) Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)
                                                                [ ]
--------------------------------------------------------------------------------
        (6)    Citizenship or Place of Organization

               Delaware
--------------------------------------------------------------------------------
 Number of     (7)    Sole Voting Power                          -0-
Shares Bene-          ----------------------------------------------------------
  ficially     (8)    Shared Voting Power                        -0-
 Owned by             ----------------------------------------------------------
Each Report-   (9)    Sole Dispositive Power                     -0-
 ing Person           ----------------------------------------------------------
   With        (10)   Shared Dispositive Power                   -0-
--------------------------------------------------------------------------------
        (11)   Aggregate Amount Beneficially Owned by Each Reporting Person

                      -0-
--------------------------------------------------------------------------------
        (12)   Check if the Aggregate Amount in Row (11) Excludes Certain Shares
                                                                [ ]
--------------------------------------------------------------------------------
        (13)   Percent of Class Represented by Amount in Row (11)
                       -0-
--------------------------------------------------------------------------------
        (14)   Type of Reporting Person            CO

                               Page 3 of 20 Pages

CUSIP No. 13123X102
--------------------------------------------------------------------------------
        (1)    Name of Reporting Person
               S.S. or I.R.S. Identification Nos. of Above Person

               NOCO Holdings, L.P.
               51-0340938
--------------------------------------------------------------------------------
        (2)    Check the Appropriate Box if a Member of a Group
                                                              (a)     [ ]
                                                              (b)     [x]
--------------------------------------------------------------------------------
        (3)    SEC Use Only
--------------------------------------------------------------------------------
        (4)    Source of Funds

               OO
--------------------------------------------------------------------------------
        (5) Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)
                                                               [ ]
--------------------------------------------------------------------------------
        (6)    Citizenship or Place of Organization

               Delaware
--------------------------------------------------------------------------------
 Number of     (7)    Sole Voting Power                          -0-
Shares Bene-          ----------------------------------------------------------
  ficially     (8)    Shared Voting Power                        -0-
 Owned by             ----------------------------------------------------------
Each Report-   (9)    Sole Dispositive Power                     -0-
 ing Person           ----------------------------------------------------------
   With        (10)   Shared Dispositive Power                   -0-
--------------------------------------------------------------------------------
        (11)   Aggregate Amount Beneficially Owned by Each Reporting Person

                      -0-
--------------------------------------------------------------------------------
        (12)   Check if the Aggregate Amount in Row (11) Excludes Certain Shares
                                                              [ ]
--------------------------------------------------------------------------------
        (13)   Percent of Class Represented by Amount in Row (11)
                       -0-
--------------------------------------------------------------------------------
        (14)   Type of Reporting Person            PN

                               Page 4 of 20 Pages

CUSIP No. 13123X102
--------------------------------------------------------------------------------
        (1)    Name of Reporting Person
               S.S. or I.R.S. Identification Nos. of Above Person

               NOCO Management, Ltd.
               76-0369652
--------------------------------------------------------------------------------
        (2)    Check the Appropriate Box if a Member of a Group
                                                      (a)     [ ]
                                                      (b)     [x]
--------------------------------------------------------------------------------
        (3)    SEC Use Only
--------------------------------------------------------------------------------
        (4)    Source of Funds

               OO
--------------------------------------------------------------------------------
        (5) Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)
                                                              [ ]
--------------------------------------------------------------------------------
        (6)    Citizenship or Place of Organization

               Texas
--------------------------------------------------------------------------------
 Number of     (7)    Sole Voting Power                         1,984,758 Shares
Shares Bene-          ----------------------------------------------------------
  ficially     (8)    Shared Voting Power                       -0-
 Owned by             ----------------------------------------------------------
Each Report-   (9)    Sole Dispositive Power                    1,984,758 Shares
 ing Person           ----------------------------------------------------------
   With        (10)   Shared Dispositive Power                  -0-
--------------------------------------------------------------------------------
        (11)   Aggregate Amount Beneficially Owned by Each Reporting Person

                      1,984,758 Shares
--------------------------------------------------------------------------------
        (12)   Check if the Aggregate Amount in Row (11) Excludes Certain Shares
                                                               [ ]
--------------------------------------------------------------------------------
        (13)   Percent of Class Represented by Amount in Row (11)
                       35.0%
--------------------------------------------------------------------------------
        (14)   Type of Reporting Person            OO

                               Page 5 of 20 Pages

ITEM 1.        SECURITY AND ISSUER

               The class of securities to which this statement relates is common stock, par value $.01 per share (the "Common Stock"), of Callon Petroleum Company (formerly Callon Petroleum Holding Company), a Delaware corporation (the "Company"). The address of the principal executive offices of the Company is 200 North Canal Street, P.O. Box 1287, Natchez, Mississippi 39120.

ITEM 2.        IDENTITY AND BACKGROUND

               This statement is filed by NOCO Enterprises, L.P., a Delaware limited partnership ("NOCO Enterprises"), NOCO Properties, Inc., a Delaware corporation and the general partner of NOCO Enterprises ("NOCO Properties"), NOCO Holdings, L.P., a Delaware limited partnership and the owner of all of the outstanding capital stock of NOCO Properties and of the entire limited partnership interest in NOCO Enterprises ("NOCO Holdings"), and NOCO Management, Ltd., a Texas limited liability company and the general partner of NOCO Holdings ("NOCO Management" and together with NOCO Enterprises, NOCO Properties and NOCO Holdings, the "NOCO Entities"). The principal business of NOCO Enterprises is holding and managing its investment in the Company. The principal business of NOCO Properties is acting as general partner of NOCO Enterprises. The principal business of NOCO Holdings is holding the limited partnership interest in NOCO Enterprises and the stock of NOCO Properties. The principal business of NOCO Management is acting as general partner of NOCO Holdings. Pursuant to the partnership agreement of NOCO Enterprises, a copy of which has been filed as Exhibit A hereto and is incorporated herein by reference, NOCO Properties has the right to control NOCO Enterprises as its general partner, subject to certain exceptions specified in such partnership agreement. Pursuant to the partnership agreement of NOCO Holdings, a copy of

                               Page 6 of 20 Pages
which has been filed as Exhibit B hereto and is incorporated herein by reference, NOCO Management has the right to control NOCO Holdings as its general partner, subject to certain exceptions specified in such partnership agreement. Information with respect to the executive officers and directors of NOCO Properties and the executive officers and members of NOCO Management, including name, business address, present principal occupation or employment and the organization in which such employment is conducted, and their citizenship is listed on the schedule attached hereto as Schedule I, which is incorporated in this Schedule 13D by reference. The address of the principal business and office of each of the NOCO Entities is 6814 Northampton Way, Houston, Texas 77055. During the last five years, none of the NOCO Entities or, to the best of each of the NOCO Entities' knowledge, any executive officer or director of NOCO Properties or any executive officer or member of NOCO Management has been convicted in any criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

ITEM 3.        SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION

               See Item 4, Purpose of Transaction, and Item 6, Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer.

ITEM 4.        PURPOSE OF TRANSACTION

               On September 16, 1994, the Company issued 1,984,758 shares of Common Stock to NOCO Enterprises pursuant to an Agreement and Plan of Consolidation, dated August 1, 1994 (the "Consolidation Agreement"), among Callon Consolidated Partners, L.P., a Delaware limited

                               Page 7 of 20 Pages
partnership ("CCP"), the Company, Callon Petroleum Operating Company (formerly Callon Petroleum Company), a Delaware corporation ("Callon Petroleum"), CN Resources, a Texas general partnership ("CN" and collectively with the Callon Petroleum and CCP, the "Constituent Entities"), and Wilcox Energy Company, a Mississippi corporation. Also, pursuant to the Consolidation Agreement, NOCO Enterprises entered into a Stockholders' Agreement (the "Stockholders' Agreement") dated September 16, 1994, with the Company and certain members of the Callon family that are parties to such agreement (the "Callon Family") and a Registration Rights Agreement, dated September 16, 1994, with the Company (the "Registration Rights Agreement"). For a description of the Consolidation Agreement, the Stockholders' Agreement and the Registration Rights Agreement, see Item 6, Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer.

               The NOCO Entities will review on a continuous basis their investment in the Common Stock and the Company's business affairs and financial condition, as well as conditions in the securities markets and general economic and industry conditions. The NOCO Entities may in the future take such actions in respect of its investment in the Common Stock as they deem appropriate in light of the circumstances existing from time to time. Currently, these actions include continuing to hold the shares it now beneficially owns or disposing of shares. Such dispositions could be effected in private transactions, through a public offering or, upon compliance with the rules under the Securities Act of 1933, as amended (the "Securities Act"), in the open market. In a letter of transmittal dated September 16, 1994 of NOCO Enterprises (the "Letter of Transmittal"), a copy of which has been filed as Exhibit C hereto and is incorporated herein by reference, delivered pursuant to the Consolidation Agreement, NOCO Enterprises agreed not to sell the shares of Common Stock received pursuant to the Consolidation Agreement

                               Page 8 of 20 Pages
until 180 days after the closing of the Subsequent Offering (as defined in the August 12, 1994 Proxy Statement/Prospectus of the Company relating to the Consolidation) provided that the Subsequent Offering closes on or prior to December 31, 1994. Dispositions by the NOCO Entities and certain of their transferees are also restricted by the terms of the Stockholders' Agreement described in Item 6 hereof. Additionally, it is possible that the NOCO Entities could seek to acquire additional shares, although they have no current plans to do so. Any acquisition of shares could be effected in the open market, in privately negotiated transactions, or otherwise. Shares may be transferred from time to time among the NOCO Entities and the partners of NOCO Holdings. However, in the Letter of Transmittal, NOCO Enterprises agreed with the Company not to make any such distribution to its partners for one year following the date of the Letter of Transmittal. Any sales, purchases or transfers or other actions described herein may be made at any time without further prior notice. In reaching any conclusion as to the foregoing matters, NOCO Enterprises will take into consideration various factors, such as the Company's business and prospects, other developments concerning the Company, the obligations of and other business opportunities available to NOCO Enterprises and the other NOCO Entities, developments with respect to the NOCO Entities' businesses, general economic conditions, the market price for shares of Common Stock and stock market conditions.

               Fred. Olsen Finance, Ltd., A/S Borga and A/S Borga II (the "NOCO Debtholders") are currently the holders of approximately $4 millon, $7 million and $7 million of outstanding debt of NOCO Enterprises as of September 16, 1994. Such companies are subsidiaries of Fred. Olsen Limited, A/S Ganger Rolf and A/S Bonheur, each of which is a limited partner of NOCO Holdings. John C. Wallace is the Chairman of Fred. Olsen Limited and a director of A/S Bonheur and A/S Ganger Rolf as well as other companies associated with Fred. Olsen interests. A/S

                               Page 9 of 20 Pages

Bonheur and A/S Ganger Rolf are both publicly traded Norwegian corporations that are primarily engaged in the shipping business. Fred. Olsen Limited is a London-based corporation and is primarily engaged in the business of shipping and property development. Prior to the Consolidation, NOCO Enterprises' debt was secured by its partnership interest in CN. This security interest was released by the NOCO Debtholders prior to the closing of the Consolidation. NOCO Enterprises currently intends to pledge the shares of Common Stock received pursuant to the Consolidation Agreement (other than those covered by the Option Agreement described in Item 6 below) to the NOCO Debtholders, pro rata, as security for such debt. It is possible that a substantial portion of such debt will in the future be converted into preferred partnership interests in either NOCO Holdings or NOCO Enterprises. NOCO Enterprises may also seek to satisfy all or a portion of its debt obligation to the NOCO Debtholders by distributing shares of Common Stock to the NOCO Debtholders or by causing shares of Common Stock to be sold and distributing proceeds to the NOCO Debtholders.

               Except as set forth above and in Item 6, Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer, the NOCO Entities have no present plans or proposals which relate to or would result in any of the actions described in subparagraphs (a) through (h) of Item 4 of
Schedule 13D.

ITEM 5. INTEREST IN SECURITIES OF THE ISSUER

               As of September 16, 1994, NOCO Enterprises beneficially owned an aggregate of 1,984,758 shares of Common Stock (approximately 35.0% of the 5,670,000 shares outstanding, determined by reference to the approximately 5,670,000 shares of Common Stock the Company reported would be outstanding following the Consolidation in the August 12, 1994 Proxy Statement/Prospectus of the Company relating to the Consolidation).

                               Page 10 of 20 Pages

               Under the Stockholders' Agreement, a group consisting of the NOCO Entities and the members of the Callon Family may be deemed to have been formed pursuant to Rule 13d- 5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such group would be deemed to have beneficial ownership, for purposes of Sections 13(g) and 13(d) of the Exchange Act, of all equity securities of the Company beneficially owned by such parties. Such parties would, as of September 16, 1994 be deemed to beneficially own an aggregate of 3,886,727 shares of Common Stock or approximately 68.5% of the foregoing total number of shares reported to be outstanding (based in part on information provided by the Company).

                The NOCO Entities believe, based upon information provided to them by the Company, that the number and percentage of shares of Common Stock beneficially owned by of the parties to the Stockholders' Agreement other than NOCO Enterprises are set forth on Schedule II hereto. The aggregate number and percentage of shares of Common Stock beneficially owned by the Callon Family is 1,901,969 shares and 33.5%. The NOCO Entities disclaim beneficial ownership of the shares of Common Stock owned by the Callon Family and the existence of a group with the Callon Family.

               Except as set forth in this Schedule 13D, to the best of each of the NOCO Entities' knowledge, none of the NOCO Entities nor the persons listed in Schedule I have effected any transaction in Common Stock during the past sixty days, except that an option to purchase 5,000 shares of Common Stock has been issued by the Company to each of John C. Wallace and B.F. Weatherly pursuant to the Company's 1994 Stock Incentive Plan. Such options are immediately exercisable at a purchase price of $13 3/4 per share and expire ten years from the date of their issuance.

                               Page 11 of 20 Pages

               Pursuant to the Consolidation Agreement, NOCO Enterprises may be entitled to receive additional shares of Common Stock based on the number of shares of Common Stock issued with respect to fractional shares in connection with the Consolidation.

               NOCO Management exercises both sole voting power with respect to the Common Stock held by NOCO Enterprises (subject to the Stockholders' Agreement), and the sole power to dispose or direct the disposition of such Common Stock.

               The management of NOCO Management is vested in its four members. Such members may be deemed to share the power to vote and dispose of the Common Stock owned by NOCO Enterprises and thereby to be the beneficial owner of such Common Stock; such beneficial ownership, however, is disclaimed by such persons.

ITEM 6. CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS WITH RESPECT TO SECURITIES OF THE ISSUER

               Except as described in this statement or in the documents referred to herein, there are no contracts, arrangements, understandings or relationships (legal or otherwise) among the persons named in Item 2 of this statement or between such persons and any person with respect to any securities of the Company.
               Pursuant to the Consolidation Agreement, the business and properties of the Constituent Entities were combined with the Company in three simultaneous transactions (collectively, the "Consolidation"): (i) CCP was merged into the Company and each unit of limited partner interest in CCP was converted into the right to receive one-third of a share of Common Stock; (ii) holders of capital stock of Callon Petroleum exchanged such capital stock for an aggregate of 1,892,257 shares of Common Stock, resulting in Callon Petroleum becoming a wholly owned subsidiary of the Company; and (iii) NOCO Enterprises exchanged its general

                               Page 12 of 20 Pages
partner interest in CN for 1,984,758 shares of Common Stock, resulting in CN becoming directly and indirectly wholly owned by the Company.

               The Stockholders' Agreement provides that members of the Callon Family and NOCO Enterprises agree (i) to vote for two directors nominated by the other party; (ii) not to transfer their shares of Common Stock in connection with or support a transaction involving a Change of Control or a Fundamental Change (each as defined in the Stockholders' Agreement) without the consent of the other party; and (iii) that neither NOCO Enterprises on the one hand nor the members of Callon Family on the other hand will sell Common Stock without first offering it to the other, except in limited circumstances. This right of first refusal does not apply in certain circumstances, including certain dispositions pursuant to Rule 144, underwritten offerings, dispositions to persons that following the acquisition would be the beneficial owner of less than 5% of the outstanding Common Stock and dispositions made with the consent of the other party. The transferee in such dispositions would generally not be required to be subject to the Stockholders' Agreement. The right of first refusal also does not apply to certain dispositions to other parties to the Stockholders' Agreement, certain dispositions to persons affiliated with or directly or indirectly holding interests in NOCO Holdings, NOCO Enterprises and NOCO Management, entities that are affiliated with a party to the Stockholders' Agreement and certain family members and trusts and dispositions pursuant to the options described below in this Item 6. The transferees in these dispositions would generally remain subject to the Stockholders' Agreement.

               The current directors of the Company are John C. Callon, Fred L. Callon, Dennis W. Christian, John C. Wallace and B. F. Weatherly. Prior to the Consolidation, the Company's sole stockholder appointed John S. Callon and Fred
L. Callon to the Board of Directors of the

                               Page 13 of 20 Pages

Company. John C. Wallace, B. F. Weatherly and Dennis W. Christian were appointed to the Board of Directors of the Company subsequent to the Consolidation. Thus, although not elected pursuant to the Stockholders' Agreement, Messrs. John and Fred Callon were appointed by the Callon Family and Messrs. Wallace and Weatherly were appointed by NOCO Enterprises. The provisions of the Stockholders' Agreement will be operative at the next annual meeting of the Company or sooner in the event of a vacancy to be filled by a vote of the stockholders of the Company.

               The Registration Rights Agreement requires that the Company register Common Stock owned by NOCO Enterprises with the Securities and Exchange Commission (the "Commission") for sale to the public in a firm commitment public offering, and to include shares owned by it in registration statements filed by the Company with the Commission covering the sale of shares of Common Stock except in certain circumstances. Members of the Callon Family have entered into a substantially similar agreement with the Company. The Company will pay all costs (excluding underwriting discounts and commissions) of the first two demand registrations under the registration rights agreement with NOCO Enterprises, one-half of the costs of the third demand registration and NOCO Enterprises will pay all costs of any subsequent registrations. NOCO Enterprises will not be responsible for costs of registrations not demanded by it. The Company has agreed not to effect any public sale (including by registering securities held by others) of any securities of the same class being registered by NOCO Enterprises for certain specified periods prior to and following the effective date of registration statements under which NOCO Enterprises is selling securities. NOCO Enterprises and members of the Callon Family have each similarly agreed not to effect sales of securities during periods prior to and following the effective date of

                               Page 14 of 20 Pages
registration statements demanded by each of them under their respective registration rights agreements.

               Pursuant to three Stock Option Agreements, each dated August 31, 1994 (the "Option Agreements"), NOCO Enterprises granted options for 180,000, 70,000 and 18,000 shares of Common Stock to Fred. Olsen, Petter Olsen and New Era Development Corporation, a Bermuda corporation, respectively, with each option being exercisable during the two-year period beginning on the first anniversary of the effective date of the Consolidation at a purchase price equal to 175% of the average closing trading prices of the Common Stock during the 20-day period beginning on the effective date of the Consolidation.

               The foregoing are summaries of certain provisions of the Consolidation Agreement, the Stockholders' Agreement, the Registration Rights Agreement and the Option Agreements, copies of which have been filed as Exhibits D, E, F and G-1, G-2 and G-3, respectively, hereto and are incorporated by reference herein; and such summaries are qualified by, and subject to, the more complete information contained in such agreements.

ITEM 7.        MATERIAL TO BE FILED AS EXHIBITS.

               Exhibit A. Agreement of Limited Partnership of NOCO Enterprises, L.P. dated April 14, 1992 (with amendments).

               Exhibit B. Agreement of Limited Partnership of NOCO Holdings, L.P. dated April 14, 1992 (with amendments).

               Exhibit C. Letter of Transmittal, dated September 16, 1994, of NOCO Enterprises, L.P.

                               Page 15 of 20 Pages

               Exhibit D. Agreement and Plan of Consolidation, dated August 1, 1994, by and among Callon Consolidated Partners, L.P., Callon Petroleum Holding Company, Callon Petroleum Company, CN Resources and Wilcox Energy Company.

               Exhibit E. Stockholders' Agreement, dated September 16, 1994, between Callon Petroleum Holding Company and the stockholders of Callon Petroleum Holding Company party thereto.

               Exhibit F. Registration Rights Agreement, dated September 16, 1994, by and between Callon Petroleum Holding Company and NOCO Enterprises, L.P.

               Exhibit G-1. Stock Option Agreement, dated August 31, 1994, between NOCO Enterprises, L.P. and Fred. Olsen.

               Exhibit G-2. Stock Option Agreement, dated August 31, 1994, between NOCO Enterprises, L.P. and Petter Olsen.

               Exhibit G-3. Stock Option Agreement, dated August 31, 1994, between NOCO Enterprises, L.P. and New Era Development Corporation.

                               Page 16 of 20 Pages

               After reasonable inquiry and to the best of their knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.
Date:  September 23, 1994.

                                  NOCO ENTERPRISES, L.P., by
                                    NOCO Properties, Inc., its general partner



                                  By:     /S/ BARRY I. MEADE
                                      Name:     Barry I. Meade
                                      Title:    Vice President


                                  NOCO PROPERTIES, INC.



                                  By:     /S/ BARRY I. MEADE
                                      Name:     Barry I. Meade
                                      Title:    Vice President


                                  NOCO HOLDINGS, L.P., by NOCO
                                    Management, Ltd., its general partner



                                  By:     /S/ BARRY I. MEADE
                                      Name:     Barry I. Meade
                                      Title:    Vice President


                                  NOCO MANAGEMENT, LTD.



                                  By:     /S/ BARRY I. MEADE
                                      Name:     Barry I. Meade
                                      Title:    Vice President

                               Page 17 of 20 Pages

                                   SCHEDULE I

            DIRECTORS AND EXECUTIVE OFFICERS OF NOCO PROPERTIES, INC.

Name                 Present Principal
and Position         Occupation or Employment         Business Address             Citizenship
------------         ------------------------         ----------------             -----------
B.F. Weatherly;      Vice President and Chief         Belmont Constructors,        USA
Director and         Financial Officer of Belmont     Inc.
President            Constructors, Inc.               2400 West Loop South
                                                      Suite 150
                                                      Houston, TX 77027

Barry I. Meade;      Certified Public Accountant;     Barry I. Meade
Director,            Executive officer of various     CERTIFIED PUBLIC
Vice President,      companies (including those       ACCOUNTANT
Secretary and        associated with Fred. Olsen      6814 Northampton Way
Treasurer            interests) and active partner    Houston, TX  77055           USA
                     in various partnerships and
                     limited liability companies

                               Page 18 of 20 Pages

                                   SCHEDULE I

             MEMBERS AND EXECUTIVE OFFICERS OF NOCO MANAGEMENT, LTD.

Name                 Present Principal
and Position         Occupation or Employment         Business Address             Citizenship
------------         ------------------------         ----------------             -----------
B.F. Weatherly;      Vice President and Chief         Belmont Constructors,        USA
Member and           Financial Officer of Belmont     Inc.
President            Constructors, Inc.               2400 West Loop South
                                                      Suite 150
                                                      Houston, TX 77027

Barry I. Meade;      Certified Public Accountant;     Barry I. Meade               USA
Member, Vice         Executive officer of various     CERTIFIED PUBLIC
President,           companies (including those       ACCOUNTANT
Secretary and        associated with Fred. Olsen      6814 Northampton Way
Treasurer            interests) and active partner    Houston, TX  77055
                     in various partnerships and
                     limited liability companies

J.C. Wallace;        Chairman of Fred. Olsen          Fred. Olsen Limited          Canada
Member and           Limited                          65 Vincent Square
Vice President                                        London, SW1P 2RX,
                                                      England

R.O. Wilson;         Chairman and Chief               Belmont Constructors, Inc.   USA
Member               Executive Officer of Belmont     2400 West Loop South
                     Constructors, Inc.               Suite 150
                                                      Houston, TX  77027

                               Page 19 of 20 Pages

                                   SCHEDULE II

                                        Number
                   Name                of Shares                  Percentage
                   ----                ---------                  ----------
John S. Callon                           179,749                       3.1%
Betty R. Callon                           86,131                       1.5
Dorothy Cameron Callon Daniels           108,112                       1.9
Shane Cavin McArthur                      45,674                        .8
Carol A. Callon Fuqua                    147,588                       2.6
D. Cane Callon                            83,328                       1.5
Susan W. Callon                              785                        *
John Chase Callon                         30,095                        .5
Lesa Carol Callon                         40,085                        .7
Fred L. Callon                           651,544                      11.6
Anna Chase Callon                         69,061                       1.2
Karen G. Callon                           25,638                        .5
Sim C. Callon, Jr.                       280,036                       4.9
Sim C. Callon                             30,938                        .5
Vera D. Callon                            78,499                       1.4
Debbie W. Callon                          19,608                        .3
Tracy Lynette Callon                      25,098                        .4

*       Less than .1%

                               Page 20 of 20 Pages